UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 16, 2017, the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), approved a restructuring plan to reorganize its DSD operations in an effort to realign functions into a channel based selling organization, streamline operations, acquire certain channel specific expertise, and improve selling effectiveness and financial results (the “DSD Restructuring Plan”). The strategic decision to undertake the DSD Restructuring Plan resulted from an ongoing operational review of various initiatives within the DSD selling organization. The Company expects to complete the DSD Restructuring Plan by the end of the second quarter of fiscal 2018.

As a result of the DSD Restructuring Plan, the Company estimates that it will recognize approximately $3.7 to $4.9 million of pre-tax restructuring charges by the end of the second quarter of fiscal 2018. The Company expects to recognize approximately $1.7 million to $2.4 million in severance, prorated bonuses for bonus eligible employees and contractual termination payments, $200,000 to $300,000 in outplacement services, and $1.8 million to $2.2 million in other related costs, including legal, recruiting, consulting, other professional services, and travel. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the DSD Restructuring Plan. The expenses associated with the DSD Restructuring Plan are expected to be offset by approximately $2.0 to $2.6 million in annualized savings.

Item 7.01 Regulation FD

Management continues to analyze the Company’s DSD organization and evaluate other potential restructuring opportunities in light of the Company’s strategic priorities. While no definitive determination has been made yet, the Company may undertake and implement additional restructuring and cost reduction initiatives and may incur additional restructuring charges, which the Company would record in the appropriate period as they are determined. As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On February 21, 2017, the Company issued a press release announcing the DSD Restructuring Plan described in Item 2.05 of this Current Report on Form 8-K. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements.” When used in this report, the words “will,” “expects,” “anticipates,” “estimates,” “believes,” and similar expressions, and statements which are made in the future tense or refer to future events or developments are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s plans to reorganize its DSD operations and the timing and results thereof, the estimated pre-tax restructuring charges and savings associated with the DSD reorganization, and the potential for the Company to undertake and implement additional restructuring and cost reduction opportunities and incur additional restructuring charges, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. In addition, the DSD Restructuring Plan costs may be greater than anticipated, the Company may be unable to realize the contemplated benefits in connection with the reduction in workforce and other potential restructuring opportunities, and the reduction in workforce and other potential restructuring activities may have an adverse impact on the Company’s performance. We intend these forward-looking statements to speak only at the time of this report and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Farmer Bros. Co. dated February 21, 2017 announcing DSD restructuring plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  February 21, 2017

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Farmer Bros. Co. dated February 21, 2017 announcing DSD restructuring plan.